EXHIBIT 10.11

SEVENTH MODIFICATION

TO LOAN AND SECURITY AGREEMENT

This Seventh Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 2, 2004, by and between COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA (“Bank”) and ORANGE 21 INC., successor by merger to SPY OPTIC, INC. (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 5, 2001, as amended from time to time, including but not limited to that certain First Amendment to Loan and Security Agreement dated as of July 17, 2002, that certain Second Amendment to Loan and Security Agreement dated as of March 21, 2003, that certain Third Amendment to Loan and Security Agreement dated as of August 14, 2003, that certain Fourth Amendment to Loan and Security Agreement dated as of November 26, 2003, that certain Fifth Amendment to Loan and Security Agreement dated as of December 16, 2003 and that certain Sixth Amendment to Loan and Security Agreement dated as of August 5, 2004 (the “Agreement”).

Pursuant to an Agreement and Plan of Merger dated as of November 24, 2004 (the “Merger Agreement”) by and among Spy Optic, Inc., a California corporation (the “Merged Entity”), and BBMB, Inc., a Delaware corporation (the “Surviving Corporation”), the Merged Entity agreed to merge with and into the Surviving Corporation, with the Surviving Corporation as the surviving corporation (the “Merger”). The Surviving Corporation subsequently changed its name to “Orange 21 Inc.” Pursuant to the Loan Agreement, Bank must consent to the Merger and the name change.

Orange 21 Inc. desires to assume all obligations of the Merged Entity under the Agreement and the Loan Documents (as defined therein) (the “Assumption”). Further, the parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. To the extent not already provided for in the Merger Agreement or otherwise made effective as a consequence of the Merger, Orange 21 Inc. hereby assumes, all obligations of the Merged Entity, including, but not limited to, the payment of any amounts outstanding (including but not limited to principal, interest, Bank Expenses, fees, attorney’s fees, and collection fees), under the Loan Documents. Orange 21 Inc. confirms that, to secure such performance, Orange 21 Inc. grants Bank a security interest in the Collateral, as defined in the Agreement.

2. References in the Loan Documents to “Spy Optic, Inc.” (or any variation thereof) shall mean and refer to “Orange 21 Inc.” References in the Loan Documents to “Borrower,” shall mean and refer to Orange 21 Inc.

3. Bank hereby consents to the Merger pursuant to the Merger Agreement, provided all the terms of this Amendment and the Loan Documents are complied with, and the name change described above. Except for any failure to repay any obligations when due under the Loan Documents, Bank waives any Events of Default under the Agreement arising out of the Merger or the name change. This waiver is specific as to time and content and Bank does not waive any other failure by the Merged Entity or Orange 21 Inc. to perform its obligations under the Loan Documents. This waiver is not a continuing waiver with respect to any failure to perform any obligation after the date of this Amendment.

4. The following defined terms in Exhibit A to the Agreement hereby are amended to read, or added, as follows:

“Acquisition” means (a) any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of Borrower, or (b) any reorganization, consolidation, merger or sale of the equity securities of Borrower (whether public or private, yielding minimum gross proceeds of $1,000,000) or any other transaction where the holders of Borrower’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

“Credit Extension” means each Advance, the Facility C Advance, Term Loan, or any other extension of credit by Bank for the benefit of Borrower hereunder.

“Facility C Committed Line” means a Credit extension of up to One Million Dollars ($1,000,000).

“Facility C Advance” means the cash advance under Facility C.

“Facility C” means the facility under which Borrower may request Bank to issue the Facility C Advance, as specified in Section 2.1(g) hereof.

“Facility C Maturity Date” means the earlier of (i) an Acquisition, or (ii) September 30, 2005.

5. The first sentence of Section 2.1(b)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

“Subject to and upon the terms and conditions of this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Committed Revolving Line or (B) (x) from the date hereof through June 30, 2005, if Borrower’s Leverage is greater than 1.75:1.00, and (y) after June 30, 2005, if Borrower’s Leverage is greater than 1.60:1.00; the Borrowing Base; in each case less any amounts outstanding under the Letter of Credit Sublimit.”

6. Section 2.1(g) hereby is added to the Agreement to read as follows:

“(g) Facility C.

(i) Amount. Subject to and upon the terms and conditions of this Agreement, on the date of this Amendment or as soon thereafter as practical, Borrower may request and Bank shall make the Facility C Advance in an aggregate outstanding amount not to exceed the lesser of (A) the Facility C Committed Line or (B) (x) from the date hereof through June 30, 2005, if Borrower’s Leverage is greater than 1.75:1.00, and (y) after June 30, 2005, if Borrower’s Leverage is greater than 1.60:1.00; the Borrowing Base, less any amounts outstanding under the Committed Revolving Line and the Letter of Credit Sublimit. Any amounts borrowed pursuant to this Section 2.1(g) may be repaid, but not reborrowed, at any time prior to the Facility C Maturity Date, at which time the Facility C Advance under this Section 2.1(g) shall be immediately due and payable. Borrower may prepay the Facility C Advance without penalty or premium. Notwithstanding the foregoing, Borrower shall repay the following aggregate minimum principal amount of the Facility C Advance on the respective dates:

Minimum Aggregate Principal Repayment	Date
$ 100,000	4/30/05
$ 200,000	5/31/05
$ 400,000	6/30/05
$ 600,000	7/31/05
$ 800,000	8/31/05
$1,000,000	9/30/05.”

7. Section 2.2 of the Agreement hereby is amended and restated in its entirety to read as follows:

“2.2 Overadvances. If the aggregate amount of the outstanding Advances and the Facility C Advance exceeds the lesser of the Committed Revolving Line plus, with respect to the Facility C Advance, the Facility C Committed Line or, from the date hereof through June 30, 2005, if Borrower’s Leverage is greater than 1.75:1.00, and (y) after June 30, 2005, if Borrower’s Leverage is greater than 1.60:1.00, the Borrowing Base, Borrower shall immediately pay to Bank, in cash, the amount of such excess.”

8. Section 2.3 (a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Interest Rates.

(i) Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to three quarters of one percent (0.75%) above the Prime Rate.

(ii) Term Loan. Except as set forth in Section 2.3(b), the Term Loan shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to one percent (1.00%) above the Prime Rate.

(iii) Facility C Advance. Except as set forth in Section 2.3(b), the Facility C Advance shall bear interest, on the outstanding daily balance thereof, at a variable rate equal to five percent (5.00%) above the Prime Rate.”

9. Borrower shall execute and deliver to Bank, at the time of execution and delivery of this Amendment, a Warrant to Purchase Stock, in form and content reasonably satisfactory to Bank (the “Warrant”). In the event the Facility C Committed Line timely is repaid in accordance with the terms and conditions hereof, and no other Event of Default under Section 6.7 (unless cured within five (5) days thereof ) or Section 8.1 of the Agreement has occurred on or after the date of this Amendment but prior to repayment in full of Facility C or the Facility C Maturity Date, the original executed Warrant shall be returned to Borrower within ten (10) Business Days thereof. In the event the Facility C Committed Line is not timely repaid in accordance with the terms and conditions hereof, or another Event of Default under Section 6.7 (unless cured within five (5) days thereof ) or Section 8.1 of the Agreement occurs on or after the date of this Amendment but prior to repayment in full of Facility C or the Facility C Maturity Date, the Warrant shall be deemed issued as of the earlier of such dates (such date referred to in the Warrant as the “Issue Date”) and shall then and thereafter be in full force and effect in accordance with the terms thereof.

10. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

11. Borrower represents and warrants that, except as amended hereby, before and after giving effect to the Merger, the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) the Warrant;

(d) a facility fee in the amount of $20,000, which may be debited from any of Borrower’s accounts;

(e) a document fee in the amount of $750, which may be debited from any of Borrower’s accounts;

(f) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(g) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ORANGE 21 INC., successor by merger to SPY OPTIC, INC.

By:	/s/ Barry Buchholtz
Title:	CEO

COMERICA BANK, successor by merger to COMERICA BANK-CALIFORNIA

By:	/s/ R. Boyce
Title:	VP – Western Division

[Signature Page to Seventh Amendment to Loan and Security Agreement]